Exhibit 10.20

CONCERTO SOFTWARE GROUP HOLDINGS LTD.

2004 OPTION PLAN

1. Purpose of Plan. This 2004 Option Plan (the “Plan”) of Concerto Software Group Holdings Ltd., a company formed under the laws of the Cayman Islands (the “Company”), is designed to provide incentives to such present and future employees of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s ordinary shares are publicly traded, the issuance of options to purchase Class A-2 Shares pursuant to the Plan and the issuance of Class A-2 Shares pursuant to such options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.

2. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers, suppliers or other material business relations, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or its designees, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) any other material breach of (A) any written agreement between the Company and such Participant evidencing the grant of any Option or (B) any written agreement governing the employment relationship between such Participant and the Company or any Subsidiary of the Company or (vi) failure to comply in any material respect (including, without limitation, the making of any certifications required thereunder) with applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, as amended, or any of the rules or regulations promulgated under any of the foregoing laws.

“Class A-2 Shares” means the Company’s Class A-2 Non-Voting Ordinary Shares, par value $.00001 per share.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Competitive Activity” shall have the meaning ascribed to “Competitive Business” in any written employment agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, means, during the term of any Participant’s employment with the Company or any of its Subsidiaries and during the one year period immediately following such Participant’s Termination Date, directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for or in any manner engaging in any business anywhere in the world competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on such Participant’s Termination Date; provided that the passive ownership of not more than 5% of the outstanding shares of any class of a corporation which is publicly traded will not be deemed to be a Competitive Activity, so long as such Participant has no active participation in the business of such corporation.

“Disability” shall have the meaning ascribed thereto in Code Section 22(a)(3).

“Effective Date” means March 1, 2004.

“Fair Market Value” of an Option Share means the fair market value thereof as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“IPO” means an initial public offering and sale of the Company’s ordinary shares pursuant to an effective registration statement under the Securities Act.

“Option” means any option enabling the holder thereof to purchase any shares of the Company’s Class A-2 Shares granted by the Committee pursuant to the provisions of this Plan.

“Option Shares” means shares of the Company’s Class A-2 Shares acquired pursuant to the exercise of any Option.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Retirement” shall mean a Participant’s retirement from employment of the Company or its Subsidiaries, with the approval of the Board or its designee.

“Sale of the Company” means (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis or (ii) any sale or transfer of all or substantially all of the Company’s outstanding share capital (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed by the Company or its Subsidiaries for any reason.

3. Grant and Exercise of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee; provided that the exercise price per Class A-2 Share shall be fixed by the Committee at not less than 90% of the Fair Market Value of a Class A-2 Common Share on the date of the grant of such Option. Any Participant acquiring Class A-2 Shares pursuant to an Option shall be required to pay in full the acquisition price related thereto. Options shall be exercisable at such time or times as the Committee shall determine; provided that no Options shall be exercisable prior to the consummation of an IPO.

4. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options and (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee. Each action of the Committee shall be binding on all persons.

5. Limitation on the Aggregate Number of Class A-2 Shares. The number of Class A-2 Shares with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, 10,000,000 Class A-2 Shares (as equitably adjusted pursuant to Section 8 hereof).

6. Incentive Stock Options. Neither the Committee nor the Board shall have the authority to grant incentive stock options (within the meaning of Section 422 of the Code) under this Plan.

7. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Class A-2 Shares in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

8. Adjustment for Change in Class A-2 Shares. In the event of a reorganization, recapitalization, share split, share dividend, combination of shares, merger, consolidation or other change in the Class A-2 Shares, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

9. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

10. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s shareholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 8 above or (b) extend the term of this Plan; provided that, subject to Section 7 hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option (including the terms and conditions of the Plan incorporated therein) without the approval of the holder of such Option. No Options shall be granted hereunder after February 28, 2014.

11. Participant Acknowledgments. In connection with the grant of any Option pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant:

(i) Neither the grant of any Option nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(ii) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option and he or she fully understands the terms and conditions contained herein and therein.

12. Treatment of Options Upon Termination.

(a) Cancellation of Option Upon Termination for Cause, Etc. In the event of a Participant’s resignation, termination for Cause or participation in a Competitive Activity (any of the foregoing, a “Section 12(a) Termination”), any Options granted pursuant to any agreement between the Company and the holder of such Options will automatically expire and be cancelled as of the Termination Date (without any payment to be made by the Company) and may not be exercised under any circumstance.

(b) Termination of Vested Options Upon a Post-IPO Termination Without Cause, Etc. On or after the effective date of an IPO, in the event of a Participant’s termination for any reason other than a Section 12(a) Termination (including any termination without Cause or upon such Participant’s death, Disability or Retirement), such Participant’s vested Options will remain outstanding as of the Termination Date. Any such vested Options will automatically expire and be cancelled (without any payment to be made by the Company) on the earlier of (i) 30 days after the Termination Date (provided such period shall be extended to six (6) months after the Termination Date in the event of such Participant’s termination due to death or Disability) and (ii) the close of business on the seventh anniversary of the grant of such Options.

(c) Termination of Vested Options Upon a Pre-IPO Termination Without Cause, Etc. Prior to the effective date of an IPO, in the event of a Participant’s termination for any reason other than a Section 12(a) Termination (including any termination without Cause or upon such Participant’s death, Disability or Retirement), then such Participant’s vested Options will automatically expire and be cancelled for a cash payment equal to the aggregate of the excess, if any, of (i) the Fair Market Value of the Class A-2 Shares underlying any such vested Option minus (ii) the exercise price of such vested Option. If the aggregate exercise price of any particular vested Option exceeds the aggregate Fair Market Value of the Class A-2 Shares underlying such vested Option, such Participant shall not be entitled to any payment in connection with the expiration and cancellation of such vested Option.

(d) Payment. In connection with any payment required pursuant to Section 12(c), the Company will deliver written notice to such Participant within 10 business days of the Termination Date describing the number of vested Options, the aggregate cash payment to be paid for such vested Options and the date such cash payment will be made (which payment shall be made, except as set forth in the following sentence, no later than 30 days following the Termination Date). The Company shall pay for such Option cancellation first by offsetting indebtedness or obligations owed by the Participant to the Company or its Subsidiaries and second by check; provided that if such cash payment would (i) cause the Company to violate the Companies Law (2003 Revision) of the Cayman Islands, or (ii) cause the Company to breach any agreement to which it or any of its Subsidiaries is a party relating to the indebtedness for borrowed money or any other material agreement ((i) and (ii) are collectively referred to as the “Reasons for Deferral”), then the Company shall have the right to pay such amount as soon as no Reason for Deferral exists so long as the Company also pays interest at the prime rate (as published in The Wall Street Journal on the date of Termination) for the deferral period at the time when such payment is made.

13. Restrictions on Transfer of Options. No Participant will sell, transfer, assign, pledge or otherwise transfer any interest in any Option, except by will or the laws of descent and distribution. Only a Participant or his legal guardian or representative may exercise any Option.

14. Restrictions on Transfer of Option Shares.

(a) The certificates representing the Option Shares will bear any restrictive legends required under applicable securities laws.

(b) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such transfer.

(c) No holder of Option Shares will effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Option Shares or of any other equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s securities, except as part of such underwritten public offering. The restrictions on transfer set forth in this Section 14(c) shall continue with respect to each Option Share and each other security, option or right described in the preceding sentence until the date on which such security has been transferred pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)) adopted under the Securities Act.

15. Definition of Option Shares. For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of the Company’s share capital issued with respect to Option Shares by way of a share split, share dividend or other recapitalization.

16. Sale of the Company.

(a) Any unvested Options will automatically expire and be cancelled upon the consummation of any Sale of the Company without any payment to be made by the Company upon such expiration and cancellation.

(b) In the event of a Sale of the Company, the Committee may, in its sole discretion, (i) vest any unvested Options, (ii) terminate and cancel any vested Options (including unvested Options that the Committee has determined should immediately vest) for a payment of (x) cash and/or (y) consideration in the same form as that received by the holders of Class A-2 Shares, all in such amount as the Committee may determine, but not less than the aggregate of the excess, if any, of the Fair Market Value of the Class A-2

Shares (measured as of the date of such Sale of the Company) underlying any such vested Option minus the aggregate exercise price of such vested Option or (iii) leave outstanding or convert any vested or unvested Options into options for shares of the acquiring entity’s capital stock with similar terms to the current Options; provided that for the purposes of clause (iii), if the acquiring entity is not at the time subject to the requirements of the Exchange Act, the Company shall require as a condition to the closing of the Sale of the Company that the acquiring entity either (A) register those options as a class of equity securities under the Exchange Act so that the holders of those converted options will become entitled to the periodic information required to be delivered under the Exchange Act to such security holders or (B) seek exemptive relief from the United States Securities and Exchange Commission in accordance with the guidelines or any other requirements which apply at such time. If the aggregate exercise price of any particular vested Option exceeds the aggregate Fair Market Value of the Class A-2 Shares underlying such vested Option, no Participant shall be entitled to any payment in connection with the termination and cancellation of such vested Option upon a Sale of the Company.

17. Transfers in Violation of Plan. Any transfer or attempted transfer of any Option or Option Shares in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option or Option Shares as the owner of such shares for any purpose.

18. Information Rights.

(a) The Company shall, as and when requested by any Participant, provide to such Participant with access to (subject to customary confidentiality and/or access restrictions as may be reasonably imposed by the Committee, including, without limitation, restricting access to such information to viewing at the office of the Company’s chief financial officer and preventing such Participant from making any copies thereof):

(i) within a reasonable time prior to the time such Participant terminates his or her employment with the Company or its Subsidiaries (by way of Retirement or otherwise) and so long as the Company receives reasonable notice of such termination, all relevant information with respect to such Participant’s Options that is material to the decision whether to terminate employment and thereby forfeit the options in accordance with the terms of this Plan;

(ii) as soon as reasonably available, but in no event within 60 days after the end of a quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of such fiscal year through the end of such quarter, and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, in each case prepared in accordance with generally accepted accounting principles and setting forth in each case comparisons to the corresponding period in the preceding fiscal year;

(iii) within 120 days after the end of a fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, in each case prepared in accordance with generally accepted accounting principles and setting forth in each case comparisons to the preceding fiscal year;

(iv) such other information as is provided generally to all of the Company’s shareholders; and

(v) access to the Company’s books and records, including corporate governance documents, to the same extent the Company is obligated to make such books and records available to the Company’s shareholders.

(b) As a condition to the delivery to any Participant of the information described in this Section 18, such Participant shall execute and deliver to the Company a confidentiality agreement applicable to such information in form and substance reasonable acceptable to the Company.

(c) The provisions of this Section 18 will terminate upon the effective date of an IPO.

19. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Remedies. Each of the Company and any Participant will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

21. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

22. Governing Law. The Companies Law (2003 Revision) of the Cayman Islands will govern all issues concerning the rights and obligations of the Company’s shareholders arising out of its Memorandum and Articles of Association. All other issues concerning this Plan will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision of rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Massachusetts. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Massachusetts state court sitting in Boston, Massachusetts over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

23. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the address below indicated:

Notices to the Company:

Concerto Software Group Holdings Ltd.

6 Technology Park Drive

Westford, MA 01866

Attention: Chief Financial Officer and General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

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